UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2010

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 0-21937

Delaware	68-0262011
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2411 Stanwell Drive

Concord, California 94520

(Address of principal executive offices, including zip code)

(925) 288-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 10, 2010, Cerus Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies & Company, Inc. and Robert W. Baird & Co. Incorporated, as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of an aggregate of 7,368,422 shares of our common stock, par value $0.001 per share, and warrants to purchase 3,684,211 shares of our common stock. The common stock and warrants to purchase common stock will be sold in units, with each unit consisting of (i) one share of our common stock and (ii) a warrant to purchase 0.5 of a share of our common stock, at a public offering price of $2.85 per unit. The warrants will become exercisable six months after the date of issuance at an exercise price of $3.20 per share, and will expire five years from the date of issuance. The price to investors in this offering is $2.85 per Unit, and the Underwriters have agreed to purchase the units from the Company pursuant to the Underwriting Agreement at a price of $2.679 per Unit. The net proceeds to us from this offering are expected to be approximately $19.4 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, but excluding the proceeds, if any, from the exercise of the warrants issued in the offering. The offering is expected to close on or about November 15, 2010, subject to customary closing conditions.

The offering is being made pursuant to our effective registration statements on Form S-3 (Registration Statement Nos. 333-154842 and 333-161214) previously filed with the Securities and Exchange Commission and a prospectus supplement thereunder. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the securities in the offering is attached as Exhibit 5.1 hereto.

The Underwriting Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of Cerus and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the Underwriting Agreement and the warrants are not complete and are qualified in their entireties by reference to the full text of the Underwriting Agreement and form of warrant, copies of which are filed herewith as Exhibit 1.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are subject to a number of risks and uncertainties, including statements about the Company’s expectations regarding the completion and anticipated use of proceeds from the offering. Words such as “estimate,” “expected,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. Actual results and the timing of events may differ materially from those set forth in this report due to risks and uncertainties associated with the satisfaction of the conditions to close the offering. Risk factors related to us, our business and the offering are discussed under “Risk Factors” and elsewhere in our prospectus supplement, dated November 10, 2010, with respect to the offering described above, and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 and other filings with the Securities and Exchange Commission. Except as required by law, the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 8.01	Other Events.

On November 10, 2010, we issued a press release announcing the pricing of the offering described above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 10, 2010, by and between Cerus Corporation and Jefferies & Company, Inc. and Robert W. Baird & Co. Incorporated.

4.1	Form of Warrant to Purchase Common Stock.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release, dated November 10, 2010, titled “Cerus Corporation Prices Public Offering of Common Stock and Warrants.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Dated: November 12, 2010	By:	/s/ KEVIN D. GREEN
Kevin D. Green Vice President, Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 10, 2010, by and between Cerus Corporation and Jefferies & Company, Inc. and Robert W. Baird & Co. Incorporated.

4.1	Form of Warrant to Purchase Common Stock.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release, dated November 10, 2010, titled “Cerus Corporation Prices Public Offering of Common Stock and Warrants.”